Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 33-44015) pertaining to the CoreStates Employee Stock Ownership and Savings Plan of First Union Corporation of our report dated June 11, 1999, with respect to the financial statements and schedules of the CoreStates Employee Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 1999